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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               HEALTH GRADES, INC.

                            -------------------------

                Under Section 242 of the General Corporation Law

                           --------------------------


         HEALTH GRADES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), for the purpose of amending its Amended and Restated Certificate of Incorporation pursuant to Section 242 of the GCL does hereby certify as follows:

         1. Article IV, Section 4.1, of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            "4.1 Authorized Amount. The Corporation shall be authorized to issue One Hundred Two Million (102,000,000) shares of capital stock, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share and Two Million (2,000,000) shares shall be Preferred Stock, par value $0.001 per share."

         2. The amendment set forth above has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 7th day of February, 2002.


                                              /s/ Allen Dodge
                                              ----------------------------------
                                              Allen Dodge
                                              Secretary
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(Pursuant to Item 601(3)(b)(i) of Regulation S-K, the following constitutes a complete copy of the Certificate of Incorporation of the Registrant, as amended to dates and as currently in effect).

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF HEALTH GRADES, INC.


         1. Corporate Name. The name of the Corporation is Health Grades, Inc.

         2. Registered Office. The registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         3. Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "GCL").

         4. Capital Stock.

            4.1 Authorized Amount. The Corporation shall be authorized to issue One Hundred Two Million (102,000,000) shares of capital stock, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $0.001 per share.

            4.2 Authority of Board to Fix Terms of Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and to the fullest extent as may now or hereafter be permitted by the GCL, including, without limiting the generality of the foregoing, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of any series which shall be issued and thereafter acquired by the


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Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

         5. Board of Directors.

            5.1 Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors then in office.

            5.2 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.

            5.3 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease or increase in the size of the Board of Directors shall shorten or otherwise affect the term of any incumbent director.

         6. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board, the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors of the Corporation.

         7. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature, including attorneys' fees) for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Title 8 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit.


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         If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the GCL as so amended. Neither the amendment nor repeal of this Article 7 nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 7 shall eliminate or reduce the effect of this Article 7 in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         8. Fundamental Transactions.

            8.1 Stockholder Authorization of Fundamental Transaction Recommended by the Board. Whenever a Fundamental Transaction to be taken by vote of the stockholders has been recommended by a vote of a majority of the directors then in office at a meeting at which a quorum is present, the proposed Fundamental Transaction shall be authorized upon receiving the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Corporation entitled to vote upon such action, after taking into account the express terms of any series of Preferred Stock of the Corporation with respect to such vote.

            8.2 Stockholder Authorization of Fundamental Transaction Not Recommended by the Board. Except as provided in Section 8.1 above, whenever a Fundamental Transaction is to be taken by vote of the stockholders, the proposed Fundamental Transaction shall be authorized only upon receiving the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and, in addition, the affirmative vote of the number or proportion of shares of any series of Preferred Stock of the Corporation, if any, as shall at the time be required by statute or the express terms of such series of Preferred Stock.

            8.3 Fundamental Transaction Defined. For the purposes of this
Article 8, the term "Fundamental Transaction" shall mean any of the following, if any such transaction requires the approval of the stockholders under the Amended and Restated Certificate of Incorporation of the Corporation as then in effect or the GCL as then in effect with respect to the Corporation: the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation; or the merger or consolidation of the Corporation (other than a merger or consolidation in which holders of outstanding voting securities of the Corporation will have the ownership of at least a majority of the voting power of the voting securities of the surviving corporation (which voting power is to be held in the same proportion as held by stockholders of the Corporation immediately prior to such merger or consolidation)) or the division, reorganization, recapitalization, dissolution, liquidation or winding up of the Corporation, .

         9. Amendment. Except as otherwise provided in this Article 9, this Amended and Restated Certificate of Incorporation may be amended in the manner now or hereafter prescribed


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by statute; provided, however, that unless such action has been recommended by a vote of a majority of the directors then in office at a meeting at which a quorum is present, the provisions set forth in Articles 5, 6 and 8 hereof may not be repealed or amended in any respect and the provisions set forth in
Article 7 hereof may not be amended or repealed in any respect so as to adversely affect the rights therein conferred upon directors (or such other persons who may be entitled to the rights provided thereunder) of the Corporation, unless in any of such cases such action is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that in no event shall the last sentence of
Article 7 be amended so as to adversely affect the rights herein conferred upon directors.

         10. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized from time to time to make, adopt, alter, amend, supplement and repeal the bylaws of the Corporation in any respect, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal by-laws made by the Board of Directors; provided, however, that bylaws shall not be made, adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of stock of each class and series entitled to vote upon such matter.

         11. Arrangements with Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholder or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.




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